EXHIBIT 23
CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Hyde Athletic Industries, Inc. on Forms S-8 (file numbers 33-50922, 33-61532, 33-66482, 33-80726) of our report dated March 22, 1996, on our audits of the consolidated financial statements and financial statement schedule of Hyde Athletic Industries, Inc. and Subsidiaries as of January 5, 1996 and December 30, 1994 and for the years ended January 5, 1996, December 30, 1994 and December 31, 1993 which report is included in this Annual Report on Form 10-K.




                                                      Coopers & Lybrand L.L.P.


Boston, Massachusetts
April 2, 1996